Silence Therapeutics Plc

221 River Street, 9th Floor

Hoboken, NJ 07030

July 9, 2026

Craig Tooman

*********

*******

Mr. Tooman:

This letter sets forth the substance of the separation and release agreement (the “Agreement”) that Silence Therapeutics Plc (the “Company”) is offering to you to aid in your employment transition. You and the Company are referred to individually as a “Party” and together as the “Parties”.

1. Separation. Your last day of work with the Company and your employment termination date was December 14, 2025 (the “Separation Date”).

2. Final Pay. You have been paid all accrued salary and will be paid for all accrued and unused vacation earned through the Separation Date on the next regular payroll date following the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments by law.

3. Severance Benefits. In accordance with Section 5(d) of the employment terms between you and the Company dated March 5, 2022 (the “Employment Agreement”), if you sign and do not revoke this Agreement, allow it to become effective, and comply with your obligations under it (collectively, the “Severance Preconditions”), then the Company will provide you with the following “Severance Benefits”:

(a) The Company will make severance payments to you in the form of continuation of your base salary in effect on the Separation Date for twelve (12) months following the Separation Date (the “Salary Continuation”) for a total of $655,000.

(b) The Company will pay you a one-time lump sum cash payment of USD $250,000 (the “Cash Severance Payment”).

(c) The Company will also pay USD $40,000 to your attorneys for legal services provided in connection with their review of this Agreement (the “Attorneys’ Fees

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Payment”), provided that invoices for such services are submitted to the Company within 30 days after the Effective Date.

The Salary Continuation and Cash Severance Payment will be subject to standard payroll deductions and withholdings. The first payment of the Salary Continuation, the Cash Severance Payment, and the Attorneys’ Fees Payment will be made no later than thirty (30) days after the execution of this Agreement (the “Severance Pay Commencement Date”), provided you comply with the Severance Preconditions. On the Severance Pay Commencement Date, the Company will pay in a lump sum the aggregate amount of the Salary Continuation under this Section 3(a) that the Company would have paid you through such date had the payments commenced on the Separation Date through the Severance Pay Commencement Date, the Cash Severance Payment, as well as the Attorneys’ Fees Payment. The remaining installments of the Salary Continuation will occur on the Company’s regularly scheduled payroll dates thereafter. In the event that you are re-employed by the Company or any affiliate while you are receiving the Salary Continuation, the Salary Continuation shall stop on the first day of such re-employment.

(d) The Company will pay you, as an additional severance benefit, an amount equivalent to a 2025 bonus you would have otherwise earned (if any) had you remained employed through the date bonuses are regularly paid to other employees, based on the achievement of applicable performance goals, pro-rated based on the number of days you were employed by the Company between January 1, 2025 and the Separation Date (the “Bonus Severance Payment”). The Bonus Severance Payment shall be $283,746.03. The Bonus Severance Payment will be paid in a lump sum, subject to applicable deductions and withholdings, no later than thirty (30) days after the execution of this Agreement, provided you complied with the Severance Preconditions.

(e) The Company will pay you a lump sum payment of USD $46,896.48 (the “Health Insurance Payment”), which you may use towards the cost of health insurance coverage, notwithstanding that you did not elect health coverage under the Company’s plans while employed. The Health Insurance Payment will be paid on the Severance Pay Commencement Date and the Company will report the Health Insurance Payment as wage income on an IRS Form W-2 and/or federal, state or local equivalent forms.

4. Equity.

(a) The parties acknowledge that you hold certain options over American Depositary Shares, each representing three (3) ordinary shares of GBP0.05 in the capital of the Company on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6 (“Shares”) granted by the Company subject to the terms of the applicable option agreement (each an “Option Agreement”) and the Silence Therapeutics Plc 2023 Equity Incentive Plan as amended from time to time (the “2023 Plan”) and/or the Silence Therapeutics Plc 2018 Long Term Incentive Plan as

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amended from time to time (the “2018 Plan” and the 2023 Plan and the 2018 Plan each being a “Plan”), as set out on Exhibit B to this Agreement (each an “Option” and together the “Options”). The parties hereby agree that your unvested Shares under the Options will continue to vest through the forty-five (45) day anniversary of the Separation Date, which is reflected in Exhibit B to this Agreement.

(b) Pursuant to the applicable Option Agreement and the Plan, you may, within twenty-four (24) months after the Separation Date, exercise all or part of the Options granted under the 2023 Plan (to the extent vested), and within twelve (12) months after the Separation Date, exercise all or part of the Options granted under the 2018 Plan (to the extent vested). To the extent that the vested portion of an Option has not been exercised within the applicable period it shall lapse immediately thereafter and shall not be exercisable.

(c) You acknowledge that, pursuant to the terms of the applicable Option Agreement and the Plan, those Shares under an Option that have not vested as at the Separation Date would lapse for no consideration and not be exercisable. However, if you meet the Severance Preconditions, your unvested Shares under the Options will not lapse and instead will remain outstanding until the earliest of (i) your failure to continue to comply with the Severance Preconditions, or (ii) the consummation of a Change of Control (as defined in the Employment Agreement) within twelve (12) months of the Separation Date and upon such consummation, so long as you are in continued compliance with the Severance Preconditions, those Shares shall vest. For the avoidance of doubt, these Shares shall not vest, and you will not be permitted to exercise the Options with respect to such Shares, prior to a Change of Control. If there has not been a Change of Control within twelve (12) months of the Separation Date (or, if earlier, your failure to comply with the Severance Preconditions), such Shares shall lapse for no consideration and not be exercisable.

(d) You acknowledge and agree that, except for the Options, you have no other options or rights in respect of any Shares, or other shares of the Company and/or any subsidiary of the Company, other than those shares of the Company which you purchased directly with Company approval.

(e) An option otherwise granted as an incentive stock option (within the meaning of Section 422 of the Internal Revenue Code) may cease to qualify as an incentive stock option in certain circumstances, including if the option remains outstanding and is exercised more than three months after a termination of employment. You acknowledge and agree that the Company provides no assurances about the tax treatment of your Options, or any other compensation or benefits, and that you should consult your own tax advisors, including regarding the impact of this Agreement on your Options.

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5. Other Compensation or Benefits. You acknowledge that, except as expressly provided in this Agreement, you have not earned, will not earn, and will not receive from the Company any additional compensation (including base salary, bonus, incentive compensation, or equity), severance, or benefits on, before or after the Separation Date, with the exception of any vested right you may have under the express terms of a written ERISA-qualified benefit plan (e.g., 401(k) account) or any vested stock options. Pursuant to the obligations in Section 4(c)(i) of the Employment Agreement, on or before the Severance Pay Commencement Date the Company will pay USD $20,000 to your tax providers in connection with the preparation and submission of your annual tax returns in the UK and USA, provided that invoices for such services are submitted to the Company within 30 days after the Effective Date. This $20,000 represents the maximum reimbursement available under the Employment Agreement for two years of tax-related preparation (i.e., $10,000 per year for the two tax years for which you are likely to incur UK tax liabilities), with the Company providing such amount upfront. Upon payment of this amount, you acknowledge and agree that no further amounts or obligations shall be owed by the Company under Section 4(c)(i) of the Employment Agreement.

6. Expense Reimbursements. You agree that you have submitted your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

7. Release of Claims.

(a) General Release of Claims. In exchange for the consideration provided to you under this Agreement to which you would not otherwise be entitled, you hereby generally and completely release the Company, and its affiliated, related, parent and subsidiary entities, and its and their current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, insurers, affiliates, and assigns from any and all claims, liabilities, demands, causes of action, and obligations, both known and unknown, arising from or in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement.

(b) Scope of Release. This general release includes, but is not limited to: (i) all claims arising from or in any way related to your employment with the Company or the termination of that employment; (ii) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership, equity, or profits interests in the Company; (iii) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; (v) all claims arising from or related to the allegations you made during the settlement discussions that led to this Agreement and (vi)

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all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the Age Discrimination in Employment Act (“ADEA”), the New Jersey Law Against Discrimination, the New Jersey Equal Pay Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Civil Rights Act, the New Jersey Family Leave Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Wage Withholding Protection Law, the New Jersey Earned Sick Leave Law, the New York Labor Law, the New York State Human Rights Law, the New York City Human Rights Law, the Florida Civil Rights Act, Florida Whistleblower Protection Act, Florida Workers’ Compensation Law’s Retaliation provision, Florida Wage Discrimination Law, Florida Minimum Wage Act, Florida Equal Pay Law, Florida Omnibus AIDS Act, the Florida Domestic Violence Leave Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, and the Florida Fair Housing Act.

(c) ADEA Release. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised, as required by the ADEA, that: (i) your waiver and release does not apply to any rights or claims arising after the date you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner), and any changes to this Agreement, whether or not material, will not restart the 21-day consideration period; (iv) you have seven (7) days following the date you sign this Agreement to revoke this Agreement (in a written revocation sent to the Company); and (v) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

(d) Waiver of Unknown Claims. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY YOU, WOULD AFFECT YOUR DECISION TO ACCEPT THIS AGREEMENT. In giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you hereby expressly waive and relinquish all rights and benefits under any law of any jurisdiction with respect to your release of any unknown or unsuspected claims herein.

(e) Exceptions. Notwithstanding the foregoing, you are not releasing the Company hereby from: (i) any obligation to indemnify you or advance your legal fees

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pursuant to the Articles and Bylaws of the Company, any valid fully executed indemnification agreement with the Company, applicable law, or applicable directors and officers liability insurance; (ii) any claims that cannot be waived by law; (iii) any rights you have to file or pursue a claim for workers’ compensation or unemployment insurance; (iv) any claims for breach of this Agreement; or (v) any vested rights under any equity Plan.

(f) Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). You further understand this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit your right to receive an award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, you understand and agree that, to maximum extent permitted by law, you are otherwise waiving any and all rights you may have to individual relief based on any claims that you have released and any rights you have waived by signing this Agreement. You further acknowledge that no provision in this Agreement prohibits you from: (1) reporting good faith allegations of unlawful employment practices to federal, state, or local government agencies; (2) reporting good faith allegations of criminal conduct to federal, state, or local government agencies; (3) participating in any proceeding for a government agency; (4) making truthful statements or disclosures required by law; or (5) requesting or receiving confidential legal advice.

8. As of the date of this Agreement, the Company is not aware of any claims that it intends to pursue against You.

9. Return of Company Property. You agree that, by July 6, 2026, you have returned or will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, drawings, records, plans, forecasts, reports, studies, analyses, proposals, agreements, drafts, financial and operational information, research and development information, Company account and device login and password information, sales and marketing information, customer lists, prospect information, pipeline reports, sales reports, personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, but not limited to, computing and electronic devices, mobile telephones, servers), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody

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any proprietary or confidential information of the Company (and all reproductions or embodiments thereof in whole or in part). You agree that you will make a diligent search to locate any such documents, property and information by the close of business on the Effective Date or as soon as possible thereafter. If you have used any personally owned computer or other electronic device, server, or e-mail system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, you shall provide the Company within one week of the execution of this Agreement with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. Your timely compliance with this Section is a condition to your receipt of the Severance Benefits provided under this Agreement.

10. Confidential Information Obligations. You acknowledge and reaffirm your continuing obligations under your Employee Protective Covenants Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. Confidential information that is also a “trade secret,” as defined by law, may be disclosed (A) if it is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, in the event that you file a lawsuit for retaliation by the Company for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding, if you: (A) file any document containing the trade secret under seal; and (B) do not disclose the trade secret, except pursuant to court order.

11. Intellectual property. You agree not to take, misappropriate, use, disclose, or otherwise exploit, directly or indirectly, any intellectual property of the Company or its subsidiaries, including, without limitation, patents, patent applications, inventions (whether or not patentable), trade secrets, copyrights, trademarks, service marks, trade names, trade dress, domain names, software, source code, algorithms, designs, drawings, specifications, formulas, processes, techniques, data, databases, and all other proprietary rights and information, whether registered or unregistered, or otherwise remove, copy, or retain any documents, files, or materials embodying any such intellectual property.

12. Confidentiality. The Parties agree to treat this Agreement, as well as the settlement discussions and facts and circumstances that led to this Agreement in the strictest confidence and the Parties will not publicize or disclose the Agreement, as well as the discussions and facts and circumstances that led to this Agreement, in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement in confidence to your attorneys, accountants, tax preparers and financial advisors; (b) you may disclose the economic terms of this Agreement (i.e., Sections 2-6 herein) in confidence to your spouse; (c) the Company may disclose this Agreement in confidence to its attorneys, tax preparers, and financial advisors, as well as Member of the Company’s Board of Directors and Executive Directors, on a need to know basis; (d) the Parties may disclose this

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Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law; and (e) the Parties may disclose this Agreement to the extent permitted by the “Protected Rights” Section above or in furtherance of any applicable rights under Section 7 of the National Labor Relations Act.

13. Non-Disparagement and Separation Messaging. Except to the extent permitted by the “Protected Rights” provision above, you agree not to disparage the Company and its officers, directors, employees, shareholders and agents, in any manner reasonably likely to be harmful to them or their business, business reputation or personal reputation. Except for rights that cannot be waived by agreement, the Board of Directors, Chief Research and Development Officer, Chief Financial Officer, General Counsel, Chief Technical Operations Officer, and Chief Human Resources Officer agree not to disparage you to any person or entity in any manner reasonably likely to be harmful to you, your professional reputation or personal reputation. Nothing in this Agreement prohibits (a) you or the Company from responding accurately and fully to any question, inquiry or request for information to the extent required by legal process or government investigation; and (b) you may disclose the underlying facts of any claim or potential claim you have for discrimination, retaliation, or harassment. In addition, nothing in this provision or this Agreement is intended to prohibit or restrain you in any manner from making disclosures protected under the whistleblower provisions of federal or state law or regulation or other applicable law or regulation or as set forth in the section of this Agreement entitled “Protected Rights” or from exercising your rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable. In response to any reference request from a prospective employer, which shall be sent to the Company’s Human Resources department, the Company will only confirm your dates of employment and positions held.

14. Non-solicitation. During the period beginning on the Separation Date and ending twelve (12) months after the Separation Date, you agree not to solicit, divert, or attempt to solicit or divert, directly or indirectly, any individual, person, or entity which is, or at any time during your employment with the Company was, a customer, client, or supplier of any product or service to the Company or vendor of the Company, for the purpose of providing products or services that are competitive with those offered by the Company, or attempt in any manner to persuade or induce any such individual, person, or entity to terminate, reduce, or refrain from renewing or extending his, her, or its contractual or other relationship with the Company.

15. Non-interference. During the period beginning on the Separation Date and ending twelve (12) months after the Separation Date, you agree not to interfere with, disrupt, or attempt to interfere with or disrupt, directly or indirectly, any business relationship between the Company and any of its customers, suppliers, vendors, banks, lenders, investors, joint venture partners, strategic partners, licensors, licensees, or any other person or entity having a business relationship with the Company, including by encouraging, inducing, or attempting to encourage or induce any such person or entity to cease, reduce, or materially alter its business dealings with the Company.

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16. No Voluntary Adverse Action. You agree that you will not voluntarily (except in response to legal compulsion or as permitted under the section of this Agreement entitled “Protected Rights”) assist any person in bringing or pursuing any proposed or pending litigation, arbitration, administrative claim or other formal proceeding against the Company, its parent or subsidiary entities, affiliates, officers, directors, employees or agents.

17. Disruptive Conduct Prior to Execution. The Company reserves the right to revoke this offer prior to your acceptance in the event that you, as determined by the Company in its reasonable discretion, engage in disruptive conduct prior to the execution of this Agreement, or take actions inconsistent with the obligations which would apply to you under this Agreement, including, but not limited to, your treatment of Company property or the Non-Disparagement Section of this Agreement.

18. Cooperation. While you are receiving payments and other benefits under this Agreement, you agree to cooperate fully with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of your employment by the Company. Such cooperation includes, without limitation, making yourself available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse you for reasonable out-of-pocket expenses you incur in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate your scheduling needs.

19. No Admissions. You understand and agree that the promises and payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by the Company to you or to any other person, and that the Company makes no such admission.

20. Representations. You hereby represent that you have: (i) been paid all compensation owed and for all hours worked; (ii) received all leave and leave benefits and protections for which you are eligible pursuant to the Family and Medical Leave Act or other law, or otherwise; and (iii) not suffered any on-the-job injury for which you have not already filed a workers’ compensation claim. You also understand and represent that as of the Separation Date you ceased to hold office as a director and officer of the Company and of each and every subsidiary, affiliate, or other group company in which you held any office or directorship, including without limitation the United Kingdom, German, and United States group companies. As of the Separation Date, you shall have no actual or apparent authority to bind the Company or any group company and shall not represent that you hold any such office or position.

21. Miscellaneous. This Agreement, including its Exhibits, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard

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to its subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question will be modified by the court so as to be rendered enforceable to the fullest extent permitted by law, consistent with the intent of the parties. This Agreement will be deemed to have been entered into and will be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of laws principles. Any ambiguity in this Agreement shall not be construed against either party as the drafter. Any waiver of a breach of this Agreement shall be in writing and shall not be deemed to be a waiver of any successive breach. This Agreement may be delivered and executed via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes. If this Agreement is acceptable to you, please sign below and return the original to me. You have twenty-one (21) calendar days to decide whether to accept this Agreement, and the Company’s offer contained herein will automatically expire if you do not sign and return it within that timeframe.

We wish you the best in your future endeavors.

Sincerely,

Silence Therapeutics Plc

By: ___/s/ Iain Ross____________________

Iain Ross

Interim Principal Executive Officer and Chairman of the Board of Directors

I UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS AGREEMENT.

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_/s/ Craig Tooman_____________________

Craig Tooman

_7/10/2026___________________________

Date

CONSIDERATION PERIOD

I, Craig Tooman, understand that I have the right to take at least 21 days to consider whether to sign this Agreement, which I received on July 9, 2026. If I elect to sign this Agreement before 21 days have passed, I understand I am to sign and date below this paragraph to confirm that I knowingly and voluntarily agree to waive the 21-day consideration period.

Agreed:

_/s/ Craig Tooman____________________________

Signature

_7/10/2026__________________________________

Date

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EXHIBIT A

EMPLOYEE PROTECTIVE COVENANTS AGREEMENT

(a) You agree that your services hereunder are of a special, unique, extraordinary and intellectual character, and your position with the Company places you in a position of confidence and trust with the clients and employees of the Company. You also acknowledge that the clients serviced by the Company are located throughout the world and accordingly, it is reasonable that the restrictive covenants set forth below are not limited by specific geographic area but by the location of the Company’s clients and potential clients. You further acknowledge that the rendering of services to the Company’s clients necessarily requires the disclosure of “Confidential Information” and trade secrets of the Company and its subsidiaries. “Confidential Information” shall mean confidential and proprietary information of the Company, and/or its affiliates, and/or their clients, customers, service providers, employees, or candidates for employment, including, but not limited to, marketing plans, budgets, media plans, communications strategies, designs, compensation information, personnel information (including, without limitation, non-public information about employees and their families), passwords, computer files, financial information and records, computer software programs, agreements and/or contracts between the Company or its affiliates and their clients and/or customers, third parties (including, but not limited to, vendors or other service providers) or employees, the Company’s and/or its affiliates’ client lists, the Company’s and/or its affiliates’ and/or its clients’ editorial, marketing and/or creative policies, practices, concepts, strategies, and methods of operations, financial or business projections, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers.

Accordingly, during the Term and for 12 months following a termination of your employment, you will not:

(i) employ (including to retain, engage, or conduct business with) any person who is then, or at any time during the preceding twelve months was, an employee of or exclusive consultant to the Company, or solicit or persuade, or attempt to solicit or persuade, any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by anyone other than the Company; or

(ii) attempt in any manner to persuade or induce any individual, person or entity which is, or at any time during your employment with the Company was, a supplier of any product or service to the Company or vendor of the Company to terminate, reduce or refrain from renewing or extending his, her or its contractual or other relationship with the Company.

As used in this clause (a), (1) the term “solicit” shall include: (i) active solicitation of any Company employee; (ii) the provision of information regarding any Company employee to any third party

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where such information could be useful to such third party in attempting to hire or otherwise engage any such Company employee; (iii) participation in any meetings, discussions, or other communications with any third party regarding any Company employee where the purpose or effect of such meeting, discussion or communication is to employ or otherwise engage such Company employee; and (iv) any other passive use of information about any Company employee which has the purpose or effect of assisting a third party or causing harm to the business of the Company; and (2) the term “Company” shall include other companies that are part of the same operating group as the Company, including subsidiaries of the Company, as well as any other companies that service the same team accounts as the Company.

(b) You agree that (i) you will not at any time (whether during the Term or thereafter), except in the discharge of your duties to the Company, disclose to anyone any Confidential Information or trade secret of the Company or any client of the Company, or utilize such Confidential Information or trade secret for your own benefit, or for the benefit of third parties; and (ii) all memoranda, notes, records or other documents compiled by you or made available to you during the term concerning the business of the Company and/or its clients shall be the property of the Company and shall be delivered to the Company on the termination of your employment or at any other time upon request. You further agree that, except in performing services for the Company or with the Company’s and relevant client’s written approval, you shall not disclose or exhibit work that you created or contributed to (whether in draft or published form or whether such work contains Confidential Information), including, without limitation, publishing such work on a personal website.

(c) If you commit a breach or the Company has reasonable grounds to believe that you are about to commit a breach, of any of the provisions of clauses (a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may also take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

(d) Nothing in this Agreement shall prohibit you from disclosing a Company trade secret (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (3) if you file a lawsuit for retaliation based on your reporting a suspected violation of law, to your attorney or in a related court proceeding, if you file any document containing the trade secret under seal and do not disclose the trade secret, except pursuant to court order.

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(e) The parties acknowledge that the type and periods of restriction imposed in the provisions of clauses (a), (b) and (c) above, are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. If any of the covenants in clauses (a), (b) and (c) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in clauses (a), (b) or (c), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or areas of such provision and, in its reduced form, said provision shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in clauses (a), (b) and (c) above upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s right to the relief provided above in the courts of any other states within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being, for this purpose, severable into diverse and independent covenants.

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EXHIBIT B

OPTIONS

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